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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of WorldCom, Inc. on the following forms:

Form S-3 Registration No. 33-63810   Form S-8 Registration No. 33-69322
Form S-3 Registration No. 33-71510   Form S-8 Registration No. 33-71450
Form S-3 Registration No. 33-87514   Form S-8 Registration No. 33-52168
Form S-3 Registration No. 33-77964   Form S-8 Registration No. 33-89072
Form S-3 Registration No. 33-87516   Form S-8 Registration No. 333-02115
Form S-3 Registration No. 33-58719   Form S-8 Registration No. 333-10349
Form S-3 Registration No. 333-10455  Form S-8 Registration No. 333-30279
Form S-3 Registration No. 333-10459  Form S-8 Registration No. 333-30281
Form S-3 Registration No. 333-20911  Post Effective Amendment No. 1 on Form S-8
                                          333-16531
                                     Post Effective Amendment No. 1 on Form S-8
                                          333-16015

of our report dated February 14, 1996, except for Note 20 as to which the date is April 16, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994, and for the two years in the period ended December 31, 1995, which report is included in this current Report on Form 8-K/A of WorldCom, Inc.

Coopers & Lybrand L.L.P.
Omaha, Nebraska
December 18, 1997